As filed with the U.S. Securities and Exchange Commission on October 31, 2024.

Registration No. 333-274115

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 9

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW CENTURY LOGISTICS (BVI) LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	4731	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Office A-E, 33/F, King Palace Plaza,

55 King Yip Street, Kwun Tong,

Kowloon, Hong Kong

Tel: +852 2148 6328

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Huan Lou, Esq. David B. Manno, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Tel: (212) 930-9700	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fisher & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Tel: (212) 530-2206

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No.9 to the Registration Statement on Form F-1 (File No. 333-274115) of New Century Logistics (BVI) Limited, a British Virgin Islands business company, (the “Company”) is to file Exhibit 23.1. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement. Accordingly, this Amendment No. 9 consists only of the facing page, this explanatory note, Part II, including the signature page and the exhibit index, and the exhibit filed herewith. This Amendment No. 9 does not contain a copy of the prospectus that was included in the Company’s Registration Statement and is not intended to amend or delete any part of the prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have not issued any securities which were not registered under the Securities Act.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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EXHIBIT INDEX

Exhibit No.	Description
1.1++	Form of Underwriting Agreement
3.1++	Memorandum and Articles of Association, dated April 24, 2019.
4.1++	Specimen Certificate for Ordinary Shares
4.2++	Form of Representative’s Warrant
5.1++	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
5.2++	Opinion of Sichenzia Ross Ference Carmel LLP regarding the enforceability of the Representative’s Warrant
8.1++	Opinion of Ogier as to BVI tax matters (included in Exhibit 5.1)
10.1++	Master Agreement, as between the Company and Well King, dated October 16, 2019
10.2++	Tenancy Agreement, dated June 22, 2021, as between True Concent Development Limited and New Century Logistics Company Limited
10.3++	Loan and Sale Purchase Agreement, dated December 22, 2022, as between NCL Logistics and AISE
10.4++	Licensing Agreement, dated March 6, 2023, as between NCL (HK) and Well King Transportation Limited
10.5++	Loan Agreement with Bank of Communications (Hong Kong) Limited, dated January 18, 2018
10.6++	Loan Agreement with Bank of Communications (Hong Kong) Limited, dated March 18, 2019
10.7++	Loan Agreement with Bank of Communications (Hong Kong) Limited, dated April 9, 2020
10.8++	Loan Agreement with Bank of Communications (Hong Kong) Limited, dated June 3, 2020
21.1++	List of Subsidiaries
23.1*	Consent of ZH CPA, LLC, Independent Registered Public Accounting Firm
23.2++	Opinion of KS Ng Law Office regarding certain Hong Kong Legal Matters
23.3++	Consent of Yuan Tai Law Offices
23.4++	Consent of Ogier (included in Exhibit 5.1)
23.5++	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.2)
24.1++	Power of Attorney
99.1++	Code of Business Conduct and Ethics of the Registrant
99.2++	Consent of Kwong Sang Liu to be named as a director nominee
99.3++	Consent of Jay S.L. Ma to be named as a director nominee
99.4++	Consent of Kwok Wan Lee to be named as a director nominee
99.5++	Audit Committee Charter
99.6++	Nominating and Corporate Governance Committee Charter
99.7++	Compensation Committee Charter
99.8++	Frost & Sullivan Industry Report
99.9++	Consent of Frost & Sullivan
99.10++	Application for Waiver of Requirements of Form 20-F, Item 8.A.4
107++	Filing Fee Table

++	Previously filed
*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on October 31, 2024.

New Century Logistics (BVI) Limited

By:	/s/ Ngan Ching Shun
Ngan Ching Shun
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ngan Ching Shun	Chief Executive Officer, Chairman of the Board	October 31, 2024
Ngan Ching Shun	(Principal Executive Officer)

/s/ *	Chief Financial	October 31, 2024
Cheuk Ho Chan	(Principal Accounting and Financial Officer)

/s/ *	Director	October 31, 2024
Ng Yi To Peter

*   Signed by Ngan Ching Shun pursuant to the power of attorney signed by each individual and previously filed with this Registration Statement on October 10, 2023.

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, DE, on October 31, 2024.

U.S. Authorized Representative

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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